GUARANTEE

                         GUARANTEE dated May 8, 2012 made by QUANTUM SOLAR POWER CORP., (the “Guarantor”) a corporation duly incorporated under the laws of the State of Nevada with an address at 1055 W. Hastings, Ste. 300, Vancouver, British Columbia V6E 2E9, in favour of SIMON FRASER UNIVERSITY (the “Guaranteed Party”), a corporation continued under the University Act of British Columbia having an address at 8888 University Drive, Multi-Tenant Facility, Burnaby, British Columbia, Canada V5A 1S6.

                         WHEREAS Canadian Integrated Optics, BC Ltd. (the “Debtor”) is indebted to the Guaranteed Party pursuant to and in accordance with the terms and conditions of a promissory note dated May 8, 2012 between the Debtor and the Guaranteed Party (the “Promissory Note”) which was entered into pursuant to Amendment No. 6 (the “Amendment”) dated as of April 15, 2012 to the Research Agreement (the “Research Agreement”) dated as of April 1, 2010 between the Debtor and the Guaranteed Party;

                         WHEREAS the Guaranteed Party requires, as a condition precedent to entering into the Amendment and to the revocation of its notice of termination (the “Termination Notice”) of the Research Agreement, that the Guarantor execute and deliver this guarantee of the obligations of the Debtor to the Guaranteed Party;

                         AND WHEREAS the Guarantor has business dealings with the Debtor and the Guarantor will benefit from the Amendment and the revocation of the Termination Notice.

                         NOW THEREFORE, in consideration of the foregoing premises, the agreement of the Guaranteed Party to enter into the Amendment and revoke the Notice of Termination, the sum of $10.00 in lawful money of Canada now paid by the Guaranteed Party to the Debtor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

                         Section 1      Interpretation. (1) Terms defined in the Promissory Note and not otherwise defined in this guarantee shall have the same meanings herein, unless there is something in the subject matter or context inconsistent therewith.

                         (2)      In this guarantee, unless there is something in the subject matter or context inconsistent therewith, the terms defined in the introductory paragraph and the recitals to this guarantee shall have such meanings herein and the following terms shall have the following meanings:

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in Vancouver;

“Guaranteed Obligations” has the meaning set forth in section 2;

“Taxes” means all taxes, levies, imposts, stamp taxes, duties, fees, deductions, withholdings, charges, compulsory loans or restrictions or conditions resulting in a charge which are imposed, levied, collected, withheld or assessed by any country or political subdivision or taxing authority thereof as of the date hereof or at any time in the future together with interest thereon and penalties with respect thereto, if any, and any payments of principal, interest, charges, fees or other amounts made on or in respect thereof (but excluding any taxes, franchise taxes, levies, imposts or charge imposed, levied or assessed in respect of or applied on the overall net income of the Guaranteed Party, net earnings of the Guaranteed Party, net profits of the Guaranteed Party or capital or place of business of the Guaranteed Party or on goods and services purchased by the Guaranteed Party and any penalties and payments of principal, interest, charges, fees or other amounts made on or in respect thereof), and “Tax” and “Taxation” shall be construed accordingly.

                         (3)      As used herein, each gender shall include all genders, and the singular shall include the plural and the plural the singular, as the context shall require.

                         (4)      In this guarantee:

(a)	reference to any body corporate or partnership shall include successors thereto, whether by way of amalgamation or otherwise;

(b)

reference to any statute, enactment or legislation or to any section or provision thereof shall include a reference to any order, ordinance, regulation, rule or by-law or proclamation made under or pursuant to that statute, enactment or legislation and all amendments, modifications, consolidations, re-enactments or replacements thereof or substitutions therefor from time to time; and

(c)

reference to any agreement (including without limitation any definitions in or portions of any agreement incorporated herein by reference), instrument, Permit or other document shall include reference to such agreement, instrument, Permit or other document as the same may from time to time be amended, supplemented, replaced or restated.

                         (5)      The division of this guarantee into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

                         Section 2      Guarantee. The Guarantor hereby irrevocably and unconditionally guarantees the due and punctual payment to the Guaranteed Party, whether at final maturity, by demand or acceleration or otherwise, and performance of all obligations of Debtor under the Promissory Note and any and all out-of-pocket expenses (including counsel fees and disbursements on a solicitor and his or her own client basis) incurred by the Guaranteed Party in enforcing any of its respective rights under this guarantee (such obligations collectively being herein called the “Guaranteed Obligations”). This guarantee is provided on a joint and several basis with any other guarantee of the Guaranteed Obligations, by whomsoever and howsoever granted.

                         Section 3      Absolute Liability. The Guarantor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Promissory Note. The liability of the Guarantor under this guarantee shall be absolute and unconditional irrespective of:

(a)	the lack of validity or enforceability of any terms of the Promissory Note;

(b)

any contest by the Debtor, its subsidiaries or any other person as to the validity or enforceability of any terms of the Promissory Note or the priority of any security granted to the Guaranteed Party by the Debtor, its subsidiaries or any other person pursuant to the terms of the Promissory Note or otherwise;

(c)	any defence, counter-claim or right of set-off available to the Debtor or its subsidiaries;

(d)	any extension of the time or times for payment of the Guaranteed Obligations or any other amendments, waivers or indulgences the Guaranteed Party may grant to the Debtor or its subsidiaries;

(e)

any dealings with the security which the Guaranteed Party holds or may hold pursuant to the terms and conditions of the Promissory Note or otherwise, including the taking and giving up of securities, the accepting of compositions and the granting of releases and discharges;

(f)	the assignment of all or any part of the benefits of this guarantee;

(g)

any other circumstances which might otherwise constitute a defence available to or a discharge of the Guarantor, the Debtor, its subsidiaries or any other person in respect of the Guaranteed Obligations, or the Guarantor in respect of this guarantee.

                         Section 4      Remedies. The Guarantor agrees that the Guaranteed Party shall not be bound to seek or exhaust its recourses against the Debtor, its subsidiaries or any other person or to realize on any security held in respect of the Guaranteed Obligations before being entitled to payment hereunder. Should the Guaranteed Party elect to realize on any security it may hold, either before, concurrently with or after demand for payment under this guarantee, the Guarantor shall have no right of discussion or division.

                         Section 5      Impairment of Security. Any loss or impairment of any security received by the Guaranteed Party from the Debtor, its subsidiaries or any other person pursuant to the provisions of the Promissory Note or otherwise shall not discharge pro tanto or limit or lessen the liability of the Guarantor under this guarantee.

                         Section 6      No Prejudice to the Guaranteed Party. The Guaranteed Party shall not be prejudiced in any way in the right to enforce any provision of this guarantee by any act or failure to act on the part of the Debtor or its subsidiaries. The Guaranteed Party may, at any time and from time to time, without any consent of or notice to the Guarantor and without impairing or releasing the Guarantor from its obligations hereunder (i) change the manner, place or terms of payment or change or extend time of payment of, or renew or alter, the Guaranteed Obligations, (ii) release anyone liable in any manner under or in respect of the Guaranteed Obligations, (iii) exercise or refrain from exercising any rights against the Debtor, its subsidiaries or the Guarantor or any other person, and (iv) apply any sums from time to time received on account of the Guaranteed Obligations.

                         Section 7      Payment on Demand. The Guarantor shall make payment to the Guaranteed Party of the amount of the Guaranteed Obligations forthwith after same shall have become due and payable and demand therefor is made in writing to it. The indebtedness of the Guarantor hereunder shall bear interest from the date of such demand to the date of payment thereof in full at the rate or rates of interest applicable to the Guaranteed Obligations under and calculated in the manner provided in the Promissory Note in respect of overdue amounts.

                         Section 8      Amount of Guaranteed Obligations. Any account settled or stated by or between the Guaranteed Party and the Debtor or its subsidiaries or, if any such account has not been so settled or stated immediately before demand for payment under this guarantee, any account thereafter stated by the Guaranteed Party shall, in the absence of demonstrated error, be accepted by the Guarantor as conclusive evidence of the amount of the Guaranteed Obligations which at the date of the account so settled or stated is due by the Debtor or its subsidiaries to the Guaranteed Party or remains unpaid by the Debtor or its subsidiaries to the Guaranteed Party.

                         Section 9      Rights of Set-Off. To the fullest extent permitted by Law, the Guarantor shall make all payments hereunder without regard to any defence, counter-claim or right of set-off available to it.

                         Section 10      Subrogation and Repayment. Upon receipt by the Guaranteed Party of any payments on account of liability under this guarantee, whether by realization on security or otherwise, the Guarantor shall not be entitled to claim repayment against the Debtor or its subsidiaries for such payments until the Guaranteed Party’s claims against the Debtor and its subsidiaries in respect of the Guaranteed Obligations have been repaid in full. In the case of the liquidation, winding-up or bankruptcy of the Debtor or its subsidiaries (whether voluntary or compulsory), or in the event that the Debtor or its subsidiaries shall make a bulk sale of any of the its assets within the provisions of any bulk sales legislation or any composition with creditors or scheme of arrangement, the Guaranteed Party shall have the right to rank in priority to the Guarantor for its full claims in respect of the Guaranteed Obligations and receive all dividends or other payments in respect thereof until its claims in respect of the Guaranteed Obligations have been paid in full and the Guarantor shall continue to be liable, less any payments made by or on behalf of the Guarantor, for any balance which may be owing to the Guaranteed Party by the Debtor and its subsidiaries in respect of the Guaranteed Obligations. In the event of the valuation by the Guaranteed Party of any of its security or the retention thereof by the Guaranteed Party, or both, such valuation or retention, or both, shall not, as between the Guaranteed Party and the Guarantor, be considered as a purchase of such security, or as payment or satisfaction or reduction of the Guaranteed Obligations, or any part thereof. If any amount shall be paid to the Guarantor on account of any subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Party and shall forthwith be paid to the Guaranteed Party to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured.

                         Section 11      No Recourse. Any right of subrogation acquired by the Guarantor by reason of payment under or pursuant to this guarantee shall not be exercised until the Guaranteed Obligations have been paid or repaid in full to the Guaranteed Party and shall be no greater than the right held by the Guaranteed Party, and the Guarantor shall have no recourse against the Guaranteed Party for any invalidity, non-perfection or unenforceability of any security held by the Guaranteed Party or any irregularity or defect in the manner or procedure by which the Guaranteed Party realizes on such security.

                         Section 12      Continuing Guarantee. This guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Guaranteed Party upon the insolvency, bankruptcy or reorganization of the Debtor or its subsidiaries or otherwise, all as though such payment had not been made.

                         Section 13      Representations. There are no other representations, collateral agreements or conditions with respect to this instrument or affecting the Guarantor’s liability hereunder other than as contained or referred to herein or in the Promissory Note.

                         Section 14      Supplemental Security. This guarantee is in addition and without prejudice to and supplemental to all other guarantees and securities held, or which may hereafter be held, by the Guaranteed Party.

                         Section 15      Judgment Currency. If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it become necessary to convert into the currency of the jurisdiction giving such judgment (the “Judgment Currency”) an amount due under this Guarantee in another currency (the “Original Currency”), then the date on which the rate of exchange for conversion is selected by the court is referred to herein as the “Conversion Date”. If there is a change in the rate of exchange between the Judgement Currency and the Original Currency between the Conversion Date and the actual receipt by the Guaranteed Party of the amount due to it under this Guarantee or the judgment, the Guarantor will, notwithstanding the judgment, pay all such additional amounts as may be necessary to ensure that the amount received by the Guaranteed Party in the Judgment Currency, when converted at the rate of exchange prevailing on the date of receipt, will produce the amount due in the Original Currency. This obligation is a separate and independent obligation of the Guarantor and will not merge with any judgment or any partial payment or enforcement of payments due under this Guarantee.

                         Section 16      Interest Act (Canada). For purposes of the Interest Act (Canada), the Guarantor hereby acknowledges that the rate or rates of interest applicable to the Guaranteed Obligations shall be computed and shall be paid at the times and in the manner set forth in the Promissory Note.

                         Section 17      Successors and Assigns. This guarantee shall extend to and enure to the benefit of the Guaranteed Party and its successors and permitted assigns and shall be binding upon the Guarantor and its successors and permitted assigns.

                         Section 18      Notices. Any and all notices or other communications required or permitted pursuant to this guarantee shall be in writing and shall be personally delivered by courier or telecopied to the addressee at the address referred to in the first paragraph hereof, in which case such notice or other communication shall conclusively be deemed to have been given to the addressee thereof on the day upon which it was delivered or received by telecopy if delivered or received prior to 4:00 p.m. (Vancouver time) on such day (or on the next Business Day if received after the relevant time or if received on a day that is not a Business Day). Each party may change its address for service by written notice, given in the manner provided above, to the other parties and such change shall be effective upon the date the notice shall be deemed to be received.

                         Section 19      Severability. The provisions of this guarantee are intended to be severable. If any provision of this guarantee shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                         Section 20      Further Assurances. The Guarantor shall from time to time do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the Guaranteed Party may reasonably require for carrying out the provisions and intent hereof.

                         Section 21      Currency and Taxes. Any and all payments by the Guarantor under this guarantee or any other Finance Document shall be made free and clear of and without deduction or withholding for Taxes unless such Taxes are required by law to be deducted or withheld. If the Guarantor shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or thereunder:

(a)

the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this section) the Guaranteed Party receives an amount equal to the sum it would have received if no deduction or withholding had been made;

(b)	the Guarantor shall make such deductions or withholdings; and

(c)	the Guarantor shall pay the full amount deducted or withheld to the relevant Taxation or other authority in accordance with applicable law.

                         Section 22      Governing Law. This guarantee shall be governed by and construed in accordance with the laws of the province of British Columbia and the laws of Canada applicable therein.

                         Section 23      Acknowledgements and Representations. The Guarantor acknowledges that the Guarantor has reviewed the Promissory Note and all documents and instruments in connection therewith and is fully familiar with the terms of the loan, and that the Guarantor will receive certain benefits as a result of the making of the loan, and that this guarantee is a condition precedent to the making of the loan. The Guarantor agrees that this guarantee is being made for the benefit of the Guarantor. The Guarantor is adequately informed of the Debtor’s financial condition, and agrees to keep so informed. The Guaranteed Party need not provide the Guarantor with any present or future information concerning the financial condition of the Debtor or its subsidiaries or any other guarantor, and changes in the Debtor’s or the Guarantor’s financial condition shall not affect the Guarantor’s obligations under this guarantee. The Guarantor has not relied on financial information furnished by the Guaranteed Party, and will the Guarantor not do so in the future.

                              The Guarantor clearly understands that the Guaranteed Party does not have to pursue the Debtor or pursue any other remedies before demanding payment from the Guarantor. The Guarantor further understands that it will have to pay amounts then due even if the Debtor or any of the other Guarantors do not make the payment or are otherwise relieved of the obligation to make payments.

                              IN WITNESS WHEREOF the Guarantor has duly executed this guarantee as of the day and year first above written.

SIGNED, SEALED and DELIVERED by	)	QUANTUM SOLAR POWER CORP.
QUANTUM SOLAR POWER CORP.	)
in the presence of:	)
	)	/s/ Daryl J. Ehrmantraut
	)	Per: _______________________________________________
	)	Name: Daryl J. Ehrmantraut
Name	)	Title: COO
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Address	)
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Occupation